UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2024

Synlogic, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37566	26-1824804
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Binney St., Suite 402, Cambridge, MA 02142

(Address of principal executive offices and Zip Code)

(617) 401-9975

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SYBX	The NASDAQ Capital Market
Preferred Stock Purchase Rights	N/A	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Aoife Brennan, M.B., Ch.B.

As previously disclosed, Synlogic, Inc. (the “Company”) and Aoife Brennan, M.B., Ch.B., President and Chief Executive Officer, agreed that Dr. Brennan’s employment with the Company will terminate effective March 9, 2024 (the “Brennan Separation”). In connection with the Brennan Separation, the Company entered into a separation agreement with Dr. Brennan on February 17, 2024, to be effective on February 25, 2024 (the “Brennan Separation Agreement”). Pursuant to the terms of the Brennan Separation Agreement, Dr. Brennan’s employment with the Company will end on March 9, 2024 (the “Brennan Departure Date”). Dr. Brennan will assist the Company through the Brennan Departure Date in the transition of work in connection with her duties as President and Chief Executive Officer of the Company.

In consideration for, among other things, her compliance with certain restrictive covenants and a typical release of claims, Dr. Brennan shall receive a lump-sum payment equal to $628,305, which is equivalent to twelve months of her base salary. Additionally, Dr. Brennan will be eligible for consideration of 100% of her target 2024 bonus, pro-rated by the number of days employed in 2024, in the amount of $65,327. The determination of whether to award a bonus and the amount of bonus shall be in the sole discretion of the Company. Dr. Brennan is also entitled to continued health insurance coverage for up to twelve months following the Brennan Departure Date.

The foregoing description of the material terms of the Brennan Separation Agreement is qualified in its entirety by the full text of the Brennan Separation Agreement, a copy of which will be filed as an exhibit to the Company’s annual report on Form 10-K for the year ending December 31, 2023.

Antoine Awad

On February 17, 2024, the Company entered into a separation agreement with Antoine Awad, Chief Operating Officer, to be effective on February 25, 2024 (the “Awad Separation Agreement”), pursuant to which, Mr. Awad’s employment with the Company will end on May 30, 2024 (the “Awad Departure Date”). Mr. Awad will assist the Company through the Awad Departure Date in the transition of work in connection with his duties as Chief Operating Officer of the Company.

In consideration for, among other things, his compliance with certain restrictive covenants and a typical release of claims, Mr. Awad shall receive a lump-sum payment equal to $218,856, which is equivalent to six months of his base salary. Additionally, Mr. Awad will be eligible for consideration of 100% of his target 2024 bonus, pro-rated by the number of days employed in 2024, in the amount of $87,302. The determination of whether to award a bonus and the amount of bonus shall be in the sole discretion of the Company. Mr. Awad is also entitled to continued health insurance coverage for up to six months following the Awad Departure Date.

The foregoing description of the material terms of the Awad Separation Agreement is qualified in its entirety by the full text of the Awad Separation Agreement, a copy of which will be filed as an exhibit to the Company’s annual report on Form 10-K for the year ending December 31, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNLOGIC, INC.

By:	/s/ Aoife Brennan
Name:	Aoife Brennan, M.B., Ch.B.
Title:	President and Chief Executive Officer

Date: February 22, 2024